SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            World Fuel Services Corp.
                (Name of Registrant as Specified In Its Charter)

                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X]     No fee required.
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

         1) Title of each class of securities to which transaction applies: Not Applicable
         2) Aggregate number of securities to which transaction applies: Not Applicable
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable
         4)       Proposed maximum aggregate value of transaction:  Not
                  Applicable
         5)       Total fee paid:  Not Applicable

[  ]     Fee paid previously with preliminary materials
[  ]     Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:  Not Applicable
         2)       Form, Schedule or Registration Statement No.:  Not Applicable
         3)       Filing Party:  Not Applicable
         4)       Date Filed:  Not Applicable

                         WORLD FUEL SERVICES CORPORATION
                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD August 18, 1997
                    ----------------------------------------

                             Miami Springs, Florida
                                  July 18, 1997

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), will be held on August 18, 1997, at 10:00 a.m., local time, at the Eastern Financial Federal Credit Union Auditorium, Tenth Floor, 700 South Royal Poinciana Boulevard, Miami Springs, Florida 33166, for the following purposes:

         1. To elect nine Directors of the Company.

         2. To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 10 million shares to 25 million shares.

         3. To increase the number of shares of Common Stock authorized under the Company's 1993 Non-Employee Directors Stock Option Plan from 50,000 shares to 100,000 shares.

         4. To adopt the Company's 1996 Employee Stock Option Plan.

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on July 10, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors.

                                              By Order of the Board of Directors

                                              WORLD FUEL SERVICES CORPORATION

                                              Ileana Garcia, Secretary




THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
Introduction.......................................................    1

Outstanding Voting Stock...........................................    2

Costs of Solicitation..............................................    2

Election of Directors..............................................    2

Board of Directors.................................................    5
   Compensation of Directors.......................................    6

Principal Shareholders and Security
   Ownership of Management.........................................    7

Information Concerning Executive Officers..........................   11
   Reporting Requirements for
      Directors and Executive Officers.............................   12

Compensation of Officers...........................................   13
   Summary Compensation Table......................................   13
   Stock Option Information........................................   14
   Option Grants in Last Fiscal Year...............................   15
   Options Exercised and Fiscal Year End
      Option Values................................................   15
   Non-Employee Directors Stock Options............................   16
   Certain Employment Agreements...................................   16
   Compensation Committee Report on
      Executive Compensation.......................................   18
   Compensation Committee Interlocks and
      Insider Participation........................................   21
   Stock Performance Graph.........................................   21

Transactions with Management and Others............................   23

Board of Directors' Proposal Relating to the
   Increase in Number of the Company's
   Authorized Shares...............................................   24

Board of Directors' Proposal Relating to the
   1993 Non-Employee Directors Stock Option
   Plan............................................................   26

Board of Directors' Proposal Relating to the
   1996 Employee Stock Option Plan.................................   29

Company's Relationship with Independent
   Public Accountants..............................................   32

Proposals for the 1998 Annual Meeting..............................   32

Other Matters......................................................   33

                                 PROXY STATEMENT

                         WORLD FUEL SERVICES CORPORATION

                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166
                  --------------------------------------------

ANNUAL MEETING OF SHAREHOLDERS
to be held on August 18, 1997

                                  INTRODUCTION

               This proxy statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the attached Notice of Meeting.

               This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about July 18, 1997.

               Pursuant to the By-Laws of the Company, the Board of Directors has ordered the Annual Meeting of Shareholders to be held on August 18, 1997, and has fixed the close of business on July 10, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

               Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted in the manner specified. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

               The Annual Report of the Company for the fiscal year ended March 31, 1997, including financial statements, is being mailed to each shareholder together with this Proxy Statement.

                            OUTSTANDING VOTING STOCK

               On May 30, 1997, the Company had 8,108,768 outstanding shares of common stock, par value $.01 per share (the "Common Stock"), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

               As of May 30, 1997, the nine nominees for Director of the Company beneficially owned a total of 775,644 shares of Common Stock, or approximately 9.6% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See "Principal Shareholders and Security Ownership of Management."

                              COSTS OF SOLICITATION

               The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or telegraphic communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

                              ELECTION OF DIRECTORS

               Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

                                                                   Year First
Name and Position                            Age at              Became Director
with the Company                         March 31, 1997          of the Company
-----------------                        --------------          --------------

Ralph R. Weiser,                               71                      1984
Chairman of the Board
of Directors

Jerrold Blair,                                 59                      1985
Director and President

Ralph R. Feuerring,                            74                      1988
Director and Member
of Audit Committee

John R. Benbow,                                65                      1989
Director and Chairman
of Audit Committee and
Compensation Committee

Phillip S. Bradley,                            58                      1990
Director and President of
Advance Petroleum, Inc.

Myles Klein,                                   58                      1995
Director and Member
of Audit Committee and
Compensation Committee

Michael J. Kasbar,                             40                      1995
Director and Senior Vice
President of the Company,
and Chief Executive Officer
of Trans-Tec Services, Inc.

Paul H. Stebbins,                              40                      1995
Director and Senior Vice
President of the Company,
and Chief Operating Officer
of Trans-Tec Services, Inc.

Luis R. Tinoco                                 56                      1997
Director
--------------------------------------------------------------------------------

RALPH R. WEISER has been employed as Chairman of the Board of Directors of the Company since its organization in July 1984.

JERROLD BLAIR has served as President and a Director of the Company since January 1985.

RALPH R. FEUERRING, a Director of the Company, has served as a Director and Chairman of the finance committee of American Premier, Inc., a mineral processing and refractory business, since 1991. Mr. Feuerring has also served as the President of Ferro Metal & Chemical Corp., a mineral and alloy trading company, since 1949. From 1960 to 1991, Mr. Feuerring served as the President and Chief Executive Officer of Ralstan Trading and Development Corporation, a mineral processing company. Ralstan Trading and Development Corporation was merged into American Premier, Inc. in 1991.

JOHN R. BENBOW, a Director of the Company, has served as President of Benbow & Associates, Inc., a real estate development firm located in Coral Gables, Florida, since June 1988. From December 1986 to May 1988, he was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank located in Miami, Florida.

PHILLIP S. BRADLEY has served as a Director of the Company since 1990, and as President of Advance Petroleum, Inc. ("Advance"), a wholly-owned subsidiary of the Company, since January 1988. Mr. Bradley was a co-founder of Advance and served as Vice President from its organization in 1983 until January 1988. From 1967 to 1982, Mr. Bradley was an airline captain for Braniff International Airways and Chairman of the Braniff Airline Pilots Association.

MYLES KLEIN has served as a Director of the Company since February 1995. He has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton, eventually becoming the partner in charge of the tax department for Grant Thornton's South Florida offices.

MICHAEL J. KASBAR has served as a Director and Senior Vice President of the Company since June 1995 and has served as Chairman and Chief Executive Officer of Trans-Tec Services, Inc. ("Trans-Tec Delaware"), a wholly owned subsidiary of the Company, since January 1995. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec Services, Inc., a

New York corporation ("Trans-Tec New York") and its affiliated companies. On January 3, 1995, Trans-Tec Delaware purchased substantially all of the assets of Trans-Tec New York and the outstanding stock of its affiliate Trans-Tec Services (U.K.) Ltd. Prior to founding Trans-Tec New York, Mr. Kasbar founded and worked for Gray Bunkering Services, Inc. from February 1983 through August 1985.

PAUL H. STEBBINS has served as a Director and Senior Vice President of the Company since June 1995 and has served as President and Chief Operating Officer of Trans-Tec Delaware since January 1995. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies. Prior to founding Trans-Tec New York, Mr. Stebbins was employed by Gray Bunkering Services, Inc. from October 1983 to September 1985 as a bunker broker.

LUIS R. TINOCO, a Director of the Company since June 17, 1997, is an attorney and has served as a partner of Lara, Lopez, Matamoros, Rodriguez and Tinoco ("Lara, Lopez"), a law firm in Costa Rica, since 1971. He has also served as an Ambassador of Costa Rica to Great Britain and on several United Nations committees.

                               BOARD OF DIRECTORS

               During the fiscal year ended March 31, 1997, the Company's Board of Directors held five (5) formal meetings. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. All of the Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served, except for Paul Stebbins, who attended 60% of the Board of Directors' meetings.

               On June 17, 1997, Luis R. Tinoco was appointed to the Company's Board of Directors to fill the vacancy created by the death of Celestin A. Durand, III who passed away earlier that month.

               The Audit Committee consists of John R. Benbow, Chairman, Ralph
R. Feuerring and Myles Klein. The Audit Committee held seven (7) meetings during the fiscal year ended March 31, 1997. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with independent auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of, and compliance with, the Company's internal controls.

               The Compensation Committee consisted of John R. Benbow, Chairman, Myles Klein, and Celestin A. Durand, III. During the fiscal year ended March 31, 1997, the Compensation Committee held four (4) meetings. The Compensation Committee reviews and recommends to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company's senior executives, reviews new and existing compensation programs, reviews and makes recommendations to the Board of Directors regarding management perquisites, administers stock option and incentive compensation plans, and administers and makes recommendations to the Board of Directors regarding performance goals for executive compensation plans.

COMPENSATION OF DIRECTORS

               Directors who are not Company employees are generally members of at least one Committee of the Board of Directors and receive a monthly fee of $1,667, except for the Chairman of the Audit and Compensation Committees who receives $2,292 per month. The Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

               Pursuant to the 1993 Non-Employee Directors Stock Option Plan, each Director who is not employed by the Company receives an option to purchase 2,500 shares of Common Stock each year, upon his re-election to the Board of Directors. The exercise price per share is the closing market price of the Common Stock on the date of the Company's Annual Meeting, which is the date these options are granted each year.

               Luis R. Tinoco, a Director of the Company, also received a monthly fee of $1,500 for his service as a Director of World Fuel International, a subsidiary of the Company. The law firm of Lara, Lopez, of which Mr. Tinoco is a partner, received legal fees in the amount of $12,837 for the fiscal year ended March 31, 1997 for legal services rendered to the Company's subsidiaries.

               During the fiscal year ended March 31, 1997, the Company made no other payments to Directors with respect to participation on the Board of Directors or Board Committees or with respect to special assignments. See "Compensation of Officers" and "Transactions with Management and Others."

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

               The following table sets forth, as of July 10, 1997, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company, and all nominees and executive officers of the Company as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.

                                Amount and Nature
                                  of Beneficial                       Percent
Name and Address                    Ownership                         of Class
----------------                -----------------                     ---------

David L. Babson & Co., Inc.         398,400 (1)                        4.9%
One Memorial Drive
11th Floor
Cambridge, MA 02142-1300

FMR Corp.                           852,046 (2)                       10.5%
82 Devonshire Street
Boston, MA  02109

Neumeier Investment Counsel         437,600 (3)                        5.4%
26435 Carmel Rancho Blvd.
Carmel, CA  93923

Jerrold Blair                       414,225 (4)                        5.1%
c/o World Fuel Services
700 South Royal Poinciana
  Blvd., Suite 800
Miami Springs, FL 33166

Ralph R. Weiser                      70,000                           *    (5)

Ralph R. Feuerring                   24,500 (6)                       *    (5)

John R. Benbow                        5,650 (7)                       *    (5)

Phillip S. Bradley                        0                           0

Myles Klein                           8,750 (8)                       *    (5)

Michael Kasbar                      103,836 (9)                        1.3%

Paul Stebbins                       107,680 (10)                       1.3%

Robert S. Tocci                      29,553 (11)                      *    (5)

Luis R. Tinoco                            0                           0

All Executive Officers and          775,444 (12)                       9.6%
Nominees for Director as a
Group (12 persons)
------------
(1) Based on information disclosed, as of January 21, 1997, in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). David L. Babson & Co., Inc. ("Babson"), its subsidiaries and affiliates, have sole voting power with respect to 304,000 shares and sole dispositive power with respect to 398,400 shares. Babson shares voting power with respect to 94,400 shares and shares dispositive power with respect to 0 shares.

(2) Based on information disclosed, as of February 14, 1997, in a Schedule 13G filed with the SEC. FMR Corp. ("FMR"), its subsidiaries and affiliates, have sole dispositive power with respect to 852,046 shares. FMR, its subsidiaries and affiliates, have sole voting power with respect to 29,642 shares. Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and affiliated with FMR, owned 803,804 of these shares. FMR shares voting power and dispositive power with respect to 0 shares.

(3) Based on information disclosed, as of January 30, 1997, in a Schedule 13G filed with the SEC. Neumeier Investment Counsel ("Neumeier"), its subsidiaries and affiliates, have sole voting power with respect to 202,900 shares and sole dispositive power with respect to 437,600 shares. Babson shares voting power and dispositive power with respect to 0 shares.

(4) Includes 5,625 shares owned solely by Mr. Blair's wife, and 4,500 shares owned solely by his children.

(5)      Indicates ownership of less than 1% of the outstanding Common Stock.

(6) Includes 5,000 shares which may be purchased by Mr. Feuerring pursuant to options which are exercisable within the next sixty days.

(7) Includes 5,000 shares which may be purchased by Mr. Benbow pursuant to options which are exercisable within the next sixty days.

(8) Consists of 8,750 shares which may be purchased by Mr. Klein pursuant to options which are exercisable within the next sixty days.

(9) Includes 27,824 shares which may be purchased by Mr. Kasbar pursuant to options which are exercisable within the next sixty days.

(10) Includes 27,824 shares which may be purchased by Mr. Stebbins pursuant to options which are exercisable within the next sixty days, and 700 shares owned solely by Mr. Stebbins' parents.

(11) Consists of 29,553 which may be purchased by Mr. Tocci pursuant to options which are exercisable within the next sixty days.

(12) Includes 115,201 shares which may be purchased by executive officers and Directors of the Company pursuant to options granted by the Company from January 3, 1995 through August 19, 1996. These options are exercisable within the next sixty days.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

                      The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Messrs. Weiser, Blair, Bradley, Kasbar and Stebbins is set forth in the paragraphs following the table. The background and experience of Messrs. Weiser, Blair, Bradley, Kasbar and Stebbins are described in the section captioned "Election of Directors." All executive officers serve at the discretion of the Board of Directors.

Name and Position                         Age at              Year First Became
with the Company                      March 31, 1997          Executive Officer
-----------------                     --------------          -----------------

Ralph R. Weiser,                             71                      1984
Chairman of the Board

Jerrold Blair, President                     59                      1985

Phillip S. Bradley,                          58                      1986
President of Advance

Robert S. Tocci,                             43                      1988
Executive Vice President

Carlos A. Abaunza,                           37                      1989
Chief Financial Officer and
Treasurer

Raymond A. Rossman,                          57                      1991
President of
World Fuel Services, Inc.

Michael J. Kasbar, Senior                    40                      1995
Vice President of the
Company and Chief Executive
Officer of Trans-Tec
Services, Inc.

Paul H. Stebbins, Senior                     40                      1995
Vice President of the Company
and Chief Operating Officer
of Trans-Tec Services, Inc.
--------------------------------------------------------------------------------

ROBERT S. TOCCI has served as Executive Vice-President since April 1995 and served as Senior Vice-President and Chief Financial Officer of the Company from April 1988 through April 1995. From November 1988 through May 1989, he also served as Treasurer of the Company.

CARLOS A. ABAUNZA has served as Chief Financial Officer of the Company since April 1995, and as Treasurer since June 1989. From June 1988 through April 1995 he served as Controller of the Company.

RAYMOND A. ROSSMAN has served as President of World Fuel Services, Inc., a subsidiary of the Company, since February 1995. He served as Senior Vice-President - International Sales and Supply of World Fuel Services, Inc. from December 1991 until February 1995. From 1983 to 1991, Mr. Rossman served as General Manager - Fuel & Energy for Pan American World Airways.

REPORTING REQUIREMENTS FOR DIRECTORS AND EXECUTIVE OFFICERS

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange, Inc., reports of ownership and changes in ownership of common stock and other equity securities of the Company. The Company believes that, during the fiscal year ended March 31, 1997, all filings required of its officers and directors were made on a timely basis, except that each of Michael Kasbar and Paul Stebbins omitted to include a stock sale in a required monthly report, but reported the sale in their respective annual reports at year end.

                            COMPENSATION OF OFFICERS

                  The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on March 31, 1997, the chief executive officer and the five most highly compensated executive officers of the Company, for services rendered in each of the fiscal years ended March 31, 1997, 1996, and 1995.

SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                           Compensation
                                                 Annual Compensation          Awards
Name and                        Fiscal           --------------------      ------------           All Other
Principal Position               Year            Salary       Bonus           Options            Compensation
------------------              ------           ------       -----           -------            ------------
Ralph R. Weiser,                 1997            $262,000     $738,000        81,000 (1)           $143,585 (2)
Chairman of the                  1996             262,000      737,999             0                 85,400 (2)
Board of Directors               1995             262,000      622,068             0                      0

Jerrold Blair,                   1997             262,000      738,000        81,000 (1)            143,585 (2)
President of the                 1996             262,000      737,999             0                 85,400 (2)
Company                          1995             262,000      622,068             0                      0

Phillip S. Bradley,              1997             474,500      100,000             0                  6,900 (3)
President of                     1996             399,500       75,000             0                  6,900 (3)
Advance                          1995             412,000      100,000             0                  6,900 (3)

Michael Kasbar,                  1997             188,450       67,377             0                      0
Chief Executive Officer          1996             163,450            0             0                      0
of Trans-Tec Services,           1995              39,300(4)         0        37,500 (4)                  0
Inc.

Paul Stebbins,                   1997             188,450       67,377             0                      0
Chief Operating Officer          1996             163,450            0             0                      0
of Trans-Tec Services,           1995              39,300(4)         0        37,500 (4)                  0
Inc.

Robert S. Tocci,                 1997             207,200       25,000             0                      0
Executive Vice President         1996             187,200       25,000        37,500 (5)                  0
of the Company                   1995             152,200       20,000             0                      0

----------------------------

         (1) On August 28, 1996, the Company granted to each of Ralph R. Weiser and Jerrold Blair options to purchase 81,000 shares of Common Stock. The options granted to each of these executives consisted of 17,517 Incentive Stock Options ("ISOs") which vest at the rate of 5,839 shares per year for three years commencing August 28, 1997, and 63,483 options which do not qualify as ISOs ("NSOs") which vest

                  August 28, 1998. The options granted to Messrs. Weiser and Blair were granted pursuant to the 1996 Stock Option Plan, described elsewhere in this Proxy Statement, which plan is subject to shareholder approval. See "Board of Directors Proposal Relating to the 1996 Employee Stock Option Plan."

         (2) This amount represents a portion of the executive's cash compensation which has been deferred pursuant to the terms of his employment agreement. See "Certain Employment Agreements," below.

         (3) This amount represents premiums paid by the Company on life insurance for Mr. Bradley where the Company is not the beneficiary.

         (4) Messrs. Kasbar and Stebbins became executive officers of the Company in January 1995. Their stock options vest over a three year period commencing January 3, 1995, the date of grant. Options to purchase 9,676 shares vested in January 1996 and options to purchase 18,148 shares vested in January 1997 for each of Messrs. Kasbar and Stebbins.

         (5) Mr. Tocci's stock options vest over a three year period commencing May 10, 1995, the date of grant. Options to purchase 7,947 shares vested in each of May 1996 and May 1997.

STOCK OPTION INFORMATION

                  In 1986, the Company adopted an Employee Stock Option Plan (the "1986 Plan") under the terms of which options to purchase Common Stock of the Company are awarded to employees of the Company. The purpose of the 1986 Plan was to help attract and retain superior personnel for positions of substantial responsibility with the Company and to provide an additional incentive to officers and other key employees of the Company upon whose judgment, initiative and efforts the success and development of the Company's business depended. The 1986 Plan expired on January 20, 1996. On August 28, 1996, the Board of Directors adopted a 1996 Employee Stock Option Plan (the "1996 Plan") which is being submitted for the approval of the Shareholders at the Annual Meeting. See "Board of Directors Proposal Relating to the 1996 Stock Option Plan."

                  The options granted to Messrs. Blair and Weiser, described in the tables below, were granted under the 1996 Plan. All other options described below were granted under the 1986 Plan.

OPTION GRANTS IN LAST FISCAL YEAR

                  The table below sets forth certain information pertaining to stock options granted to the named executive officers during the fiscal year ended March 31, 1997.

                                                                                             Potential Realized Value
                                                                                                at Assumed Annual
                     Number of                                                                 Rates of Stock Price
                    Securities      % of Total                                                Appreciation for Option
                    Underlying       Options                                                           Term
                      Options       Granted in   Exercise
Name                  Granted      Fiscal Year    Price         Expiration                 5%               10%
--------------------------------------------------------------------------------------------------------------------------
Ralph R. Weiser       81,000           50%       $17.125      August 28, 2006           $872,355          $2,210,720

Jerrold Blair         81,000           50%        17.125      August 28, 2006            872,355           2,210,720


OPTIONS EXERCISED AND FISCAL YEAR END OPTION VALUES

                  The table below sets forth certain information pertaining to stock options exercised by the named executive officers during the fiscal year ended March 31, 1997, and the options held by the named executive officers as of March 31, 1997.

                                                                                                                Value of
                                                                   Number of Shares                           Unexercised
                      Shares                                    Underlying Unexercised                        In-the-Money
                      Acquired on           Value                  Options at Fiscal                       Options at Fiscal
Name                  Exercise           Realized (1)                  Year-End                               Year-End(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                           Exercisable         Unexercisable      Exercisable         Unexercisable
Ralph R. Weiser             0                    0              0                81,000                   0               $45,603

Jerrold Blair               0                    0              0                81,000                   0                45,603

Phillip S. Bradley          0                    0              0                     0                   0                     0

Robert S. Tocci         5,625              $49,453         29,553                 7,947            $150,868                40,569

Michael Kasbar              0                    0         27,824                 9,676             204,646                71,167

Paul Stebbins               0                    0         27,824                 9,676             204,646                71,167
------------------------------------------------------------------------------------------------------------------------------------


(1) The value realized upon exercise consists of the difference between (i) the closing price of the Common Stock on the New York Stock Exchange ("NYSE") on the date of exercise, and (ii) the option exercise price.

(2) Based on a fair market value of $17.75 per share for the Common Stock, as determined by using the closing price on the NYSE on March 31, 1997.

NON-EMPLOYEE DIRECTORS STOCK OPTIONS

         The Company's 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan") provides for a grant of an option to purchase 2,500 shares of Common Stock to each member of the Board of Directors who joins the Board of Directors as a non-employee Director (a "Non-Employee Director"), and further provides an additional grant of an option to purchase 2,500 shares of Common Stock upon re-election at each Annual Meeting to each Non-Employee Director continuing to serve on the Board of Directors at such dates. All options granted under the 1993 Plan fully vest and are exercisable twelve months after the date of grant. Under the 1993 Plan, each grant of options to a Non-Employee Director remains exercisable for a term of five years from the grant date so long as such Non-Employee Director remains a member of the Board of Directors, and are exercisable at a price per share equal to the closing bid quotation for the Common Stock on the NYSE at the end of the day preceding the grant date. In accordance with the 1993 Plan, on August 19, 1996, Messrs. Feurring, Benbow, Klein and Durand each received grants of options to purchase 2,500 shares of Common Stock at the exercise price of $15.875 per share.

CERTAIN EMPLOYMENT AGREEMENTS

                  On April 29, 1997, the Company's employment agreements with Messrs. Weiser and Blair were amended to extend the expiration of the agreements from March 31, 2001 until March 31, 2002. Each agreement, as amended, provides for an annual salary of $250,000, and annual bonus equal to 5% of the pre-tax income of the Company in excess of $2,000,000.

                  The employment agreements limit the amount of each executive's annual salary and bonus to the maximum amount which may be deducted under the Internal Revenue Code (currently $1,000,000 per year). In March 1996, the employment agreements were amended to provide that if in any year the cash compensation payable to each executive exceeds the $1,000,000 limit described above, the excess will be deferred and paid to the executive in a future year when such compensation can be deducted by the Company for federal income tax purposes. For the fiscal year ended March 31, 1997, the Company deferred $143,585 in compensation for each executive. The accumulated deferred balances pursuant to the employment agreements amount to $228,985 for each executive as of March 31, 1997, and bear interest at the prime rate until paid to the executives.

                  The employment agreements also provide that if the Company terminates the employment of the executive for reasons other than death, disability, or cause, or, if the executive terminates his employment with the Company for good reason, including under certain circumstances, a change in control of the Company, the Company will pay the executive compensation of up to three times his average salary and bonus during the five year period preceding his termination.

                  The employment agreements with Messrs. Weiser and Blair provide that, upon expiration or termination of such agreements for any reason, the executive shall not solicit or transact business with the Company's suppliers, sales representatives or customers, and shall not compete with the Company, for a period of three years following the date of expiration or termination, in the states of Florida, Louisiana, Georgia, Delaware, Pennsylvania, New York, California, Virginia, New Jersey, or Maryland, or any other state where the Company collects or sells used oil, or in Singapore, Greece, South Korea, England or Costa Rica, or any airport or seaport anywhere in the world that is or has been serviced by the Company or its affiliates at any time since January 1, 1994.

                  The Company employs Phillip S. Bradley, President of Advance and a Director of the Company, pursuant to an employment agreement which expires on June 30, 2000. The agreement also provides that Mr. Bradley will serve as a consultant to the Company from July 1, 2000 to June 30, 2007. Effective July 1, 1996, Mr. Bradley receives a salary of $500,000 per year. While he serves as a consultant to the Company, Mr. Bradley will receive annual consulting fees of $100,000 per year plus certain insurance benefits. The agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of five years following the termination of his employment or consulting agreement for any reason.

                  Messrs. Kasbar and Stebbins signed employment agreements with Trans-Tec Delaware under the terms of which each will be employed through December 31, 2002, at base salaries of $200,000, $225,000 $250,000, $275,000,
$300,000 and $325,000 for each of the years ending December 31, 1997 through 2002, respectively. Each is also entitled to receive an annual bonus equal to 5% of the pre-tax profits (adjusted for certain acquisition related charges) of the Company's marine fuel division in excess of $4,000,000 during each year from 1997 through 2002. The employment agreements prohibit each of Messrs. Kasbar and Stebbins from competing with the Company during a period of two years following the termination of his employment (for any reason), in the areas where the Company conducts its business.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  GENERAL. The Compensation Committee of the Board of Directors oversees the Company's executive compensation practices and policies to assure that executive compensation is competitive and closely related to personal and corporate performance. The Compensation Committee reviews and recommends to the Board of Directors the total compensation for the Company's two most senior executives, and reviews senior management's recommendations regarding the compensation of six other executives of the Company or the Company's subsidiaries. The Compensation Committee seeks to establish compensation policies which will (1) attract outstanding executives to the Company's key management positions and (2) motivate such individuals to work toward increasing shareholder value. The Compensation Committee achieves these objectives primarily by offering competitive base salaries, performance-based bonuses, and equity interests in the Company through stock options.

                  The Company's executive compensation policy is designed to link executive pay with the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. In determining the compensation of the Company's executive officers, the Compensation Committee assesses corporate performance and the achievement of internal strategic objectives and considers other relevant factors, including business conditions in general and in the Company's lines of business during the year, the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible.

         In evaluating the compensation levels of these executives, the Compensation Committee has found that there are virtually no other public companies with which close comparisons to the Company can be made. Therefore, the Compensation Committee has reviewed a variety of sources for comparison purposes, including: (i) salary data from most of the companies comprising the Standard and Poor's Transportation Index as well as selected other companies; and (ii) published salary surveys for national as well as Florida-based companies with comparable gross revenues. In the end, the Compensation Committee's recommendations must of necessity involve a considerable amount of subjectivity, judgment and discretion.

                  BASE SALARY. The base salary offered to executive officers by the Company is competitive in relation to industry standards and corporations of comparable size and complexity. The

Company has employment contracts with each of its executive officers, and these agreements provide for different levels of base compensation. The employment agreements generally extend for terms of three to five years, enabling the Company to stabilize levels of executive salaries.

                  BONUS COMPENSATION. All executive officers are eligible for performance-based bonuses. The performance-based bonuses are typically determined as a percentage of the pre-tax earnings in excess of predetermined goals for which the executive is responsible. With respect to the Company's senior executives (including the Chairman and President), the percentage of pre-tax earnings and the predetermined goals are established within the officer's employment contract. In situations where an employment contract does not specify the bonus formula, the Chairman of the Board and the President of the Company determine the bonus.

                  STOCK OPTIONS. The Company offers stock options to its executive officers in order to align the interests of the executive officers with those of the shareholders and also to encourage the executive officers to become substantial shareholders. Because stock options are awarded at market price, the value of the stock options will increase according to the increase in the Company's stock price. Because no benefit is received unless the Company's stock price performs favorably, stock option awards are intended to provide incentives for directors and officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value. Therefore, the award of stock options has proven to be a very successful long-term incentive for future performance. Grants to executive officers are dependent upon many factors, including the individual's prior and expected performance, effect upon the Company, level of position and responsibility, and potential for promotion. The Company grants stock options upon favorable individual employee evaluations, which are performed periodically. In order for an executive officer to exercise the stock option, the officer must remain in the employ of the Company at the time the stock options vest, which is usually one to three years after the option is awarded.

                  In August 1996, the Compensation Committee approved a new 1996 Employee Stock Option Plan (the "1996 Plan") to replace the 1986 Employee Stock Option Plan which had expired. On August 28, 1996, the Compensation Committee approved the granting of options to purchase 81,000 shares of Common Stock to each of Ralph R. Weiser, the Company's Chairman, and Jerrold Blair, the Company's President, subject to shareholder approval of the 1996 Plan. In approving this grant, the Compensation Committee recognized the services performed by Messrs. Weiser and Blair as executive officers of the Company, including the record levels of revenues and net profits realized in the fiscal year ended March 31, 1996, and noted that neither executive had ever been granted stock options. The Compensation Committee also considered the executives' expected future contributions to the Company, as well as the incentives for these executives to remain with the Company and increase shareholder value created by such options.

John R. Benbow, Chairman
Myles Klein

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The following persons served as members of the Compensation Committee of the Board of Directors during the year ended March 31, 1997: Ralph
R. Feuerring, John R. Benbow, and Celestin A. Durand, III. Mr. Durand passed away in June 1997. None of the members of the Compensation Committee were employees of the Company during the year ended March 31, 1997.

STOCK PERFORMANCE GRAPH

                  In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's shareholders, during the five year period ended March 31, 1997, to the Russell 2000 Index and the Standard & Poor's Transportation Index.

               Comparison of Five Year Cumulative Total Return (1)
        Among World Fuel Services Corporation, The Russell 2000 Index and
                   the Standard & Poor's Transportation Index

      $200
               ----------------------------------------------------------------
                      World Fuel Services Corp.
D                     The Russell 2000 Index
O      150            Standard & Poor's Transportation Index
L
L      100             [INSERT CAMERA READY CHART
A                         IN PLACE OF THIS CHART]
R       50
S
         0
                ---------------------------------------------------------------
                1992      1993        1994       1995        1996       1997



                                3/92     3/93     3/94    3/95     3/96    3/97

World Fuel Services
Corporation                     100       45       54      70      110      116

The Russell 2000 Index          100      115      127     135      174      183

Standard & Poor's
Transportation Index            100      113      120     124      160      174

------------
(1) Assumes that the value of the investment in the Company and each index was $100 on March 31, 1992, and that all dividends are reinvested.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

               Two of the Company's subsidiaries lease premises in New Orleans, Louisiana and Plant City, Florida from a trust established for the benefit of the children of Jerrold Blair, the President and a Director of the Company. The base annual rent under each lease is $48,120 per year, which amount will increase by 5% annually. The leases expire in August 2001. The Company has an option to purchase the properties at the current market value at any time during the lease term. For purposes of the purchase option, the market value of the land will be determined by independent appraisals to be obtained by the lessor and the Company. Management of the Company believes that the terms of the existing leases are no less favorable to the Company than those which could have been obtained in arm's length transactions.

               In January 1995, the Company and its subsidiary, Trans-Tec Delaware, acquired substantially all of the assets and assumed certain liabilities of Trans-Tec New York, and stock and assets of its affiliated companies. At that time, Michael Kasbar and Paul Stebbins were shareholders of Trans-Tec New York and its affiliated companies. Messrs. Kasbar and Stebbins are now employed by Trans- Tec Delaware, and are Directors and executive officers of the Company. See "Election of Directors."

               The aggregate purchase price for the Trans-Tec New York acquisition was approximately $14,511,000 (excluding acquisition costs of $321,000), paid as follows: (i) approximately $4,000,000 was paid in cash; (ii) the Company issued four promissory notes (the "Notes") to the shareholders of Trans-Tec New York, including Messrs. Kasbar and Stebbins, for an aggregate amount of $6,000,000; and (iii) the Company issued shares of its Common Stock valued at $4,511,000. Under the Notes, the Company owed Mr. Stebbins $1,365,000, and owed Mr. Kasbar $1,425,000. The Notes bear interest at nine percent per year. The Notes are payable in three equal annual installments of principal and interest, starting January 3, 1996. As of March 31, 1997, Messrs. Stebbins and Kasbar were owed principal of $468,139 and $488,716, respectively, pursuant to the notes. Of the Common Stock issued by the Company in the acquisition, Mr. Kasbar received 141,413 shares and Mr. Stebbins received 136,131 shares.

                      BOARD OF DIRECTORS' PROPOSAL RELATING
          TO THE INCREASE IN NUMBER OF THE COMPANY'S AUTHORIZED SHARES

               By resolution adopted June 17, 1997, the Board of Directors proposed an amendment to the capital stock provision of the Company's Articles of Incorporation pursuant to which the number of authorized shares of Common Stock would be increased from 10,000,000 shares to 25,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote of the shareholders at the Annual Meeting. If the proposed amendment is approved and adopted by the shareholders of the Company, the newly authorized shares of Common Stock will have voting and other rights identical to the currently authorized shares of Common Stock. The proposed amendment to the Articles of Incorporation is attached hereto as Exhibit A.

               Of the 10,000,000 currently authorized shares of Common Stock, 8,108,768 shares were issued and outstanding as of May 30, 1997. Although presently authorized shares are sufficient to meet all present requirements, the Board of Directors believes that it is in the Company's best interests that the Company have flexibility to issue a substantial number of shares of Common Stock as needs may arise without further shareholder action unless required by applicable law, regulation, NYSE listing requirements or the Articles of Incorporation. At present, the Company has no agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized. However, the Board of Directors believes that the current number of authorized and unreserved shares of Common Stock may be insufficient to meet the Company's future needs. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as corporate mergers, acquisitions of businesses, stock dividends, stock splits, financings, employee benefit programs, and other proper corporate purposes. No such actions (other than those discussed in this Proxy Statement) are currently planned. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be appropriate in connection with any of the foregoing purposes, without the possible expense and delay of a special meeting of shareholders.

               If this proposal is approved, the Board of Directors does not intend to seek further shareholder approval prior to the issuance of any additional shares of Common Stock in future transactions unless required by law, the Articles of Incorporation, the listing requirements of the NYSE or the rules of any stock exchange upon which the Common Stock may be listed, or unless the Company deems it advisable to do so to qualify an employee benefit plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934. Further, the Board of Directors does not intend to issue any shares of Common Stock to be authorized under this proposal except upon the terms the Board of Directors deems to be in the best interests of the Company and its shareholders.

               The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, and on shareholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of the Common Stock. Holders of Common Stock have no preemptive rights.

               The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and the rules of any exchange upon which the Common Stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The issuance of additional shares of Common Stock also could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the shareholders. The Company is not aware of any efforts to obtain control of the Company.

               The amendment has been approved by the Board of Directors and, assuming a quorum is present at the Annual Meeting, requires the affirmative vote of a number of shares which exceeds the number of shares voted against the amendment.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      BOARD OF DIRECTORS' PROPOSAL RELATING
                       TO THE 1993 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

               On December 15, 1993, the Company's Board of Directors adopted the 1993 Plan. The 1993 Plan was approved by the shareholders at the Annual Meeting of Shareholders on June 28, 1994. The purpose of the 1993 Plan is to help attract, retain and compensate highly qualified individuals, who are not employees of the Company, as members of the Board of Directors, and to encourage the Company's Board of Directors to maintain a personal investment in the Company.

               A total of 50,000 shares of Common Stock were reserved for issuance under the 1993 Plan. As of May 30, 1997, there were 8,108,768 shares of Common Stock outstanding and the closing price of a share of Common Stock was $20.125. In addition, there were three Non-Employee Directors on such date. All Non-Employee Directors receive stock options under the 1993 Plan each year, upon their re-election to the Board of Directors.

               Of the 50,000 shares authorized under the 1993 Plan, only 15,000 remain available for issuance. In order to continue to effectively award options under the 1993 Plan, the Company's Board of Directors adopted an amendment to the 1993 Plan increasing the number of shares authorized for issuance under the 1993 Plan to 100,000, subject to the approval of the shareholders at the Annual Meeting of shareholders. The following is a general description of the principal features of the 1993 Plan. Such summary does not purport to be complete and is qualified in its entirety by the terms of the 1993 Plan. A copy of the complete 1993 Plan, as modified pursuant to this amendment, is attached hereto as Exhibit "B".

               Under the 1993 Plan, each member of the Board of Directors who is not employed by the Company or any of its subsidiaries or affiliates (a Non-Employee Director) receives a non-qualified option to purchase 2,500 shares when such person is first elected to the Board of Directors, and receives a non-qualified option to purchase 2,500 shares each year that such person is re-elected.

               The exercise price for options granted under the 1993 Plan may not be less than the fair market value of the Common Stock, which is defined as the closing bid quotation for the Common Stock at the end of the day preceding the grant. Options granted under the 1993 Plan become fully exercisable one year after the date of grant. All options expire five years after the date of grant. The exercise price must be paid in cash or in Common Stock, subject to certain restrictions. In the event of certain corporate events or a change of control of the Company (as defined in the 1993 Plan), the options will become immediately exercisable.

               Upon a Non-Employee Director's death or disability, all of the Non-Employee Director's options shall vest immediately, and the optionee's legal representatives or heirs shall have twelve months within which to exercise the option, subject to its earlier expiration. Should an individual cease to serve as a Non-Employee Director for any reason other than death or disability, the individual will have thirty days within which to exercise those options which were exercisable as of the date the individual ceased to serve as a Director.

               The Board of Directors may amend or terminate the 1993 Plan; however, no amendment may increase the number of shares of Common Stock reserved for options, extend the termination date of the 1993 Plan, permit the grant of options after the termination date of the 1993 Plan, change the class of persons eligible to receive options, or permit any change or modification to the 1993 Plan which requires shareholder approval under Rule 16b-3 of the Securities Exchange Act of 1934, unless the Board of Directors also obtains the approval of the Company's shareholders to such change. No amendment or termination of the 1993 Plan may, without the consent of the participant, impair the rights of a participant with respect to options granted prior to such amendment or termination. Regardless of the foregoing, most provisions of the 1993 Plan (as set forth in the Plan) cannot be amended more than once every six months except to assure the 1993 Plan's compliance with all applicable laws.

               The 1993 Plan became effective as of December 15, 1993 and will terminate on December 15, 2003, unless terminated earlier by the Board of Directors.

               The Company has granted options to purchase 2,500 shares of Common Stock to each of its three Non-Employee Directors on an annual basis upon their re-election to the Board of Directors. Pursuant to the 1993 Plan, the next award of options to directors will be upon their re-election to the Board of Directors in August 1997.

               Under current Federal income tax laws, stock options granted under the 1993 Plan will generally have the following tax consequences. The Directors will realize no income for Federal income tax purposes upon the grant of such stock options, and the Company, therefore, will receive no deduction at such time. At the time of exercise, however, the holder generally will recognize income, taxable as ordinary income, to the extent that the fair market value of the Common Stock received on the exercise date exceeds the exercise price. The Company will be entitled to a corresponding deduction for Federal income tax purposes in the year in which the stock option is exercised. If the Common Stock is held for at least one year and one day after exercise, long term capital gain will be realized upon disposition of such Common Stock to the extent the amount realized on such disposition exceeds its fair market value as of the exercise date.

      The following table provides certain information regarding options outstanding under the 1993 Plan to the persons and groups indicated.

                  1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                          EXERCISE PRICE                NUMBER OF              VALUE OF OPTIONS AS
NAME AND POSITION                          PER SHARE (1)             OPTIONS GRANTED            OF MAY 30, 1997 (2)
-----------------                          -------------             ---------------            -------------------
Myles Klein                             $10.333 - $15.875                    8,750                    62,969
Ralph Feuerring                         $13.875 - $15.875                    5,000                    26,250
John Benbow                             $13.875 - $15.875                    5,000                    26,250
Celestin Durand, III                           $15.875                       2,500                    10,625
Non-Employee Director Group             $10.333 - $15.875                   21,250                   126,094

---------------------

(1) The exercise price of all options is the fair market value of a share of the Common Stock, which is defined as the closing bid quotation for the Common Stock at the end of the day preceding the date of grant.

(2) The closing sale price of the Common Stock on May 30, 1997 was $20.125 per share. Value is calculated by multiplying (a) the difference between $20.125 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

         The amendment to the 1993 Plan has been approved by the Board of Directors and, assuming a quorum is present at the Annual Meeting, requires the affirmative vote of a number of shares which exceeds the number of shares voted against the amendment.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      BOARD OF DIRECTORS' PROPOSAL RELATING
                     TO THE 1996 EMPLOYEE STOCK OPTION PLAN

                  The Company's 1986 Employee Stock Option Plan, as amended, expired on January 20, 1996. The Company's 1996 Employee Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors of the Company effective as of August 28, 1996, subject to shareholder approval at the Annual Meeting, to provide for the grant of options to purchase shares of Common Stock to employees and independent contractors and agents of the Company and its subsidiaries. As of July 10, 1997, there were approximately 28 employees and independent contractors of the Company and its subsidiaries who were eligible to participate in the 1996 Plan.

                  The Board of Directors of the Company believes that stock options are important to attract, and encourage the continued employment and service of, officers, other key employees and key independent contractors, by facilitating their acquisition of an equity interest in the Company. The acquisition and holding of an equity interest by such persons in the Company aligns their interests with those of the Company's shareholders, and creates incentives for such persons to remain with the Company.

                  The adoption of the 1996 Plan is subject to shareholder approval at the Annual Meeting. Shareholder approval will allow the Company to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the 1996 Plan and will provide the Company with the flexibility to grant options qualifying as incentive stock options
(ISOs) for tax purposes. The Board of Directors recommends that the 1996 Plan be approved.

                  The principal provisions of the 1996 Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 1996 Plan. A copy of the 1996 Plan is attached hereto as Exhibit "C" and is incorporated herein by reference.

                  A total of 500,000 shares of Common Stock have been reserved for issuance under the 1996 Plan. The effective date of the 1996 Plan was August 28, 1996; provided that should the 1996 Plan not be approved by the Company's shareholders by August 28, 1997, the 1996 Plan and any options granted thereunder shall terminate and become null and void.

                  The 1996 Plan is intended to satisfy the conditions of Section 16 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder, which rule exempts certain short-swing gains from recapture by the Company. The 1996

Plan will be administered by the Compensation Committee which will be comprised exclusively of two or more "non-employee directors" within the meaning of Rule 16b-3. Subject to the terms of the 1996 Plan, the Compensation Committee will have the sole authority and discretion to grant options, construe the terms of the 1996 Plan and make all other determinations and take all other action with respect to the 1996 Plan.

                  Under the 1996 Plan, the Compensation Committee is authorized to issue stock options which qualify as incentive stock options (ISOs) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not so qualify as ISOs (NSOs). The maximum number of shares with respect to which options may be granted under the 1996 Plan to any employee in any calendar year is one percent (1%) of the total shares of common stock outstanding on the date of the grant.

                  Pursuant to the provisions of the Code, the aggregate fair market value of the Common Stock (determined at the time the option is granted) with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.

                  The exercise price for options granted under the 1996 Plan may not be less than the fair market value of the Common Stock on the date of grant of the option, said market value to be determined in good faith by the Compensation Committee at the time of the grant. With respect to an ISO granted to a person then owning more than ten percent (10%) of the voting power of all classes of the Company's stock, the purchase price per share may be no less than 110 percent of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid.

                  Any option granted under the 1996 Plan must contain provisions setting forth the manner of exercise of such option. Options granted under the 1996 Plan must expire no later than ten (10) years from the date of the grant thereof provided, however, that any ISO granted to a person owning more than ten percent (10%) of the voting power of all classes of the Company's stock must expire no later than five (5) years from the date of grant thereof. The exercise price may be paid in cash, check, promissory note, or in Common Stock (subject to certain restrictions), or any combination thereof.

                  The Compensation Committee may amend or terminate the 1996 Plan; however, no amendment may increase the number of shares subject to the 1996 Plan, other than in connection with a recapitalization, stock split, reorganization or similar adjustment, change the class of persons eligible to receive options, materially increase the benefits accruing to participants under the 1996 Plan, or increase the maximum number of shares with respect to which options may be granted to any employee, unless the Compensation Committee also obtains the approval of the Company's shareholders to such change. No amendment, termination or modification of the 1996 Plan may, without the consent of the optionee, affect options theretofore granted, except that the Compensation Committee may amend the 1996 Plan in a manner that does not affect options theretofore granted upon a finding by the Compensation Committee that such amendment or modification is in the best interests of the shareholders or optionees.

                  If approved by the Company's shareholders, the 1996 Plan will become effective as of August 28, 1996 and will continue in effect until August 28, 2006 unless earlier terminated by the Compensation Committee.

                  Under current Federal income tax laws, the grant of an option is not a taxable event for the optionee or the Company. Stock options granted under the 1996 Plan will generally have the following tax consequences. Holders of ISOs are not taxed until they sell the stock received upon the exercise of the option. The entire spread between the sale proceeds and the ISO exercise price is treated as long-term capital gain. Holders of NSOs receive ordinary income upon exercise of the option in an amount equal to the spread between the value of the purchased stock on exercise and the exercise price.

                  On August 28, 1996, the Company granted to each of Messrs. Weiser and Blair options to purchase 81,000 shares of the Company's Common Stock. The options granted to each of the executives consisted of 17,517 ISOs, which vest at the rate of 5,839 shares per year over three years commencing August 28, 1997, and 63,483 NSOs which vest August 28, 1998. The following table provides certain information regarding options granted under the 1996 Plan to the persons and groups indicated.


                         1996 EMPLOYEE STOCK OPTION PLAN

                                        EXERCISE PRICE          NUMBER OF              VALUE OF OPTIONS
NAME AND POSITION                       PER SHARE (1)        OPTIONS GRANTED         AS OF  MAY 30, 1997(2)
-----------------                       -------------        ---------------         ----------------------
Ralph Weiser, Chairman                       $17.125                 81,000                    $243,000
of the Board of Directors

Jerrold Blair, Director and                   17.125                 81,000                     243,000
President

All Current Executive                         17.125                162,000                     486,000
Officers as a Group

--------------------

(1) The exercise price of all options is the fair market value of a share of Common Stock on the date of grant.

(2) The closing sale price of the Common Stock on May 30, 1997 was $20.125 per share. Value is calculated by multiplying (a) the difference between $20.125 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

                  The 1996 Plan has been approved by the Board of Directors and, assuming a quorum is present at the Annual Meeting, requires the affirmative vote of a number of shares which exceeds the number of shares voted against the proposal.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

           COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

                  The accounting firm selected by the Board of Directors of the Company for the fiscal year ending March 31, 1998 is Arthur Andersen LLP. This accounting firm is expected to have a representative present at the Annual Meeting. This representative will be available to answer appropriate questions and will be given an opportunity to make a statement, if the representative so desires.

                      PROPOSALS FOR THE 1998 ANNUAL MEETING

                  In order to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting, shareholders' proposals must be received at the principal office of the Company, 700 South Royal

Poinciana Blvd., Suite 800, Miami Springs, Florida 33166,
Attention:  Secretary, no later than March 1, 1998.

                                  OTHER MATTERS

                  Management is not aware of any other matters to be presented for action at the Annual Meeting. IF, HOWEVER, ANY OTHER MATTERS COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                   EXHIBIT "A"

                              ARTICLES OF AMENDMENT

                                       TO

                          ARTICLES OF INCORPORATION OF

                         WORLD FUEL SERVICES CORPORATION

         Pursuant to the provision of Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is WORLD FUEL SERVICES CORPORATION (the "Corporation").

         2. The following amendment of the Articles of Incorporation was agreed to and adopted by the directors and shareholders of the Corporation on the 18th day of August, 1997, in the manner prescribed by Section 607.1003 of the Florida Business Corporation Act:

         Paragraph A of ARTICLE IV of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                   "ARTICLE IV

         A        COMMON STOCK: The Corporation is authorized to issue
25,000,000 shares of one cent ($.01) par value common stock, which shall be designated "Common Stock". Except as provided by Section
B hereof or otherwise by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock."

Dated: ______________________                  WORLD FUEL SERVICES CORPORATION,
                                               a Florida corporation

                                               By:
                                                  ------------------------------
                                                     Ileana Garcia, Secretary

                                   EXHIBIT "B"

                          INTERNATIONAL RECOVERY CORP.

            1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED

         1. PURPOSE. The purpose of this Plan is to help attract, retain and compensate highly qualified individuals who are not current employees of International Recovery Corp. (the "Company") as members of the Board of Directors and, by encouraging ownership of a stock interest in the Company, to gain for the Company the advantages inherent in directors having a greater personal financial investment in the Company.

         2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

                           "Annual Meeting Date" means 5:00 p.m. on the date of
                  the annual meeting of the Company's shareholders at which the Directors are elected.

                           "Board" means the Company's Board of Directors.

                           "Code" means the Internal Revenue Code of 1986, as
                  amended.

                           "Common Stock" means the Common Stock, par value
                  $.01 per share, of the Company.

                           "Company" refers to International Recovery Corp., a
                  Florida corporation.

                           "Director" means a member of the Board.

                           "Effective Date" is the date specified in Section
                  14.1.

                           "Eligible Director" means any person who is a member
                  of the Board and who is not an employee, full time or part time, of the Company.

                           "Fair Market Value" of the Common Stock on any date
                  of reference means the Closing Price of the Common Stock on the business day immediately preceding such date. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper in general circulation,
                  (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low ask quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days.

                           "Initial Grant Date" means the date on which a person
                  is first elected as a member of the Board, or the Effective Date of this plan in the case of persons who were members of the Board prior to the adoption of this Plan.

                           "Option" (when capitalized) means any stock option
                  granted under this Plan.

                           "Option Agreement" means the agreement between the
                  Company and the Optionee for the grant of an option.

                           "Option Period" means the five year period between
                  the date an Option is granted and the expiration date of the Option.

                           "Optionee" means a person to whom a stock option is
                  granted under this Plan or any person who succeeds to the rights of such person.

                           "Plan" shall mean this 1993 Non-employee Directors'
                  Stock Option Plan.

                           "Share(s)" shall mean a share or shares of the
                  Common Stock.

         3. SHARES AND OPTIONS. Subject to Section 9 of this Plan, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to 100,000 Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. GRANTS OF OPTIONS. Each Eligible Director shall receive an initial grant of an Option to purchase 2,500 Shares on the Initial Grant Date. In addition, commencing in 1995, each Eligible Director who is re-elected to serve as a director on the Annual Meeting Date, shall be granted an option to purchase 2,500 Shares each year on the Annual Meeting Date. Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of this Plan and such other provisions consistent with this Plan as the Board may determine.

         5. EXERCISE PRICE. The exercise price per share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or State Tax withholding requirements. The exercise price of any Shares purchased, and any required tax payment, shall be paid in cash, by the tender of Shares, or both. If payment is made by the tender of Shares, the Fair Market Value of each such Share shall be determined as of the day the Shares are tendered for payment or, if no sale has been made on such date, then on the last preceding day on which such sale shall have been made. Any excess of the value of the tendered Shares over the purchase price will be returned to the Optionee as follows:

                           (i) Any whole Shares remaining in excess of the
                  purchase price will be returned to the Optionee in kind, and may be represented by one or more certificates as determined by the Company in its sole discretion.

                          (ii) Any partial Shares remaining in excess of the
                  purchase price will be returned to the Optionee in cash.

No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 9 hereof.

         7. EXERCISE SCHEDULE FOR OPTIONS.

                  7.1 Each Option granted hereunder shall become fully exercisable one year following its grant.

                  7.2 Notwithstanding the foregoing provisions, each outstanding Option shall become fully exercisable immediately:

                           (a) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, recapitalization, consolidation, merger, share exchange, liquidation or any other form of corporate transaction;

                           (b) if the stockholders of the Company shall approve a plan of merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution in which the Company does not survive, unless (i) the approved merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution is subsequently abandoned, or (ii) the entity surviving or resulting from such transaction (x) is controlled by substantially the same persons as was the Company, (y) assumes all obligations of the Company under the Option, and (z) has a financial condition and operations substantially equivalent or superior to those of the Company immediately prior to the transaction; or

                           (c) if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

                  7.3 The expiration date of an Option shall be 5 years from the date of grant of the Option, subject to earlier termination pursuant to Section 8.

         8. TERMINATION OF OPTION PERIOD. An Optionee whose directorship terminates for any reason other than death or disability (as defined in Section 105(d)(4) of the Code) shall be entitled to exercise any Options which are then exercisable only within the thirty day period after the date he ceases to serve as a director; after such thirty day period, such Options shall be null and void. In the case of termination of the directorship by reason of the Director's death or disability within the meaning of Section 105(d)(4) of the Code, the Option or any portion thereof which was not exercisable on the date of termination shall be accelerated and become immediately exercisable, and the period to exercise such Option shall be twelve months, subject to the earlier expiration of the Option Period. The estate of an Optionee who dies, or a person who acquires the right to exercise an Option, including any portion of such Option which was not exercisable at the time of death, by bequest or inheritance or by reason of the death of the Optionee, may exercise the Option only within the twelve-month period after the death of the Optionee, subject to the earlier expiration of the Option Period.

         9. ADJUSTMENT OF SHARES.

                  9.1 Option Agreements evidencing Options shall be subject to adjustment by the Board as to the number and price of Shares subject to such Options in the event of changes in the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option. In the event of any such change in the outstanding Shares, the aggregate number of Shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

                  9.2 Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to outstanding Options granted under the Plan.

                  9.3 Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

         10. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any applicable law or regulation including, but not limited to, the following:

                           (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that Optionee is acquiring the Shares to be issued for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         12. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board, which shall have the authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan, provided that the Board does not have any discretion with respect to the grant of options under the Plan.

         13. INTERPRETATION.

                  13.1 If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and this Plan is intended to constitute a "Formula Plan" pursuant to Rule 16b-3(c)(2)(ii). To the extent any provision of the Plan or action by the Board hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

                  13.2 The determinations and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. This Plan shall be governed by the laws of the State of Florida. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         14. TERM OF PLAN: AMENDMENT AND TERMINATION OF THE PLAN.

                  14.1 This Plan is effective as of December 15, 1993, the date of its original adoption by the Board, subject to approval by the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the next Annual Meeting of Shareholders of the Company, which is scheduled to be held in 1994. This Plan shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after 10 years from the Effective Date.

                  14.2 The Board may from time to time amend, terminate or suspend the Plan or any Option; provided, however that, except to the extent provided in Section 9, no such amendment may (i) without approval by the Company's shareholders, increase the number of Shares reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the 1934 Act; (ii) permit the granting of Options that expire beyond the maximum 5-year period described in Subsection 7.3; (iii) extend the termination date of the Plan as set forth in Section 14.1; or (iv) give the directors discretion with respect to the grant of options; and, provided further, that, except to the extent otherwise specifically provided in Section 8, no amendment, termination or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Any termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

                  14.3 Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded to Directors, the exercise price per share under each such Option, when and under what circumstances an Option will be granted, and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes in the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

         15. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                                   EXHIBIT "C"

                      1996 WORLD FUEL SERVICES CORPORATION
                           EMPLOYEE STOCK OPTION PLAN

         WHEREAS, it is in the best interest of World Fuel Services Corporation (the "Corporation") to adopt a new employee stock option plan (the "Plan"), the following Employee Stock Option Plan is hereby unanimously adopted:

1.       COMMITTEE; GRANT OF OPTIONS.

                  1.1 COMMITTEE. The Compensation Committee of the Board of Directors (the "Committee") of the Corporation is hereby authorized to administer the Plan and to issue options to purchase the Corporation's Common Stock from time to time to any one or more persons, in accordance with the terms hereof. Each member of the Committee shall at all times be (i) a "disinterested person," as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC"), or any successor rule, and (ii) an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

                  1.2 OPTION GRANTS. The Committee shall be authorized to issue stock options which qualify as incentive stock options within the meaning of
Section 422 of the Code ("ISO's"), and options which do not so qualify as ISO's ("NSO's"). ISO's may be granted only to employees of the Corporation. NSO's may be granted to employees, independent contractors and agents.

         2. AMOUNT OF STOCK. The aggregate amount of stock which may be purchased pursuant to options granted under this Plan shall be 500,000 shares of the Corporation's common stock, par value $.01 per share. The maximum number of shares with respect to which options may be granted under the Plan to any employee in any calendar year is one percent (1%) of the total shares of common stock outstanding on the date of the grant.

         3. ISO LIMITATION. The aggregate fair market value of the common stock (determined at the time the option is granted) with respect to which ISO's are exercisable for the first time by any individual during any calendar year (under all option plans of the Corporation and its subsidiaries) shall not exceed $100,000. The restrictions contained in this Section 3 shall not apply to NSO's issued under the Plan.

         4. EXERCISE; PAYMENT.

                  4.1 EXERCISE. Any option granted pursuant to this Plan shall contain provisions, established by the Committee, setting forth the manner of exercise of such option. In no event, however, shall any ISO granted to a person then owning more than 10 percent of the voting power of all classes of the Corporation's stock be exercisable by its terms after the expiration of five years from the date of the grant thereof, nor shall any other option granted hereunder be exercisable by its terms after the expiration of ten years from the date of the grant thereof. No ISO granted pursuant to this Plan may be exercised while there is outstanding any other ISO which was granted to the employee at an earlier time.

                  4.2 PAYMENT. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Corporation's capital stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares as is permitted under Florida law and acceptable to the Committee. When payment of the exercise price for the shares to be issued upon exercise of an option consists of shares of the Corporation's capital stock, such shares will not be accepted as payment unless the optionee or transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes.

         5. NONTRANSFERABILITY. The terms of any option granted under this Plan shall include a provision making such option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

         6. PURCHASE PRICE. The purchase price for a share of stock subject to any option granted hereunder shall be not less than the fair market value of the stock on the date of grant of the option, said fair market value to be determined in good faith by the Committee at the time of grant; provided, however, that with respect to an ISO granted to a person then owning more than 10 percent of the voting power of all classes of the Corporation's stock, the purchase price per share of the stock subject to the ISO shall be not less than 110 percent of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid.

         7. EFFECTIVE DATE AND TERM. The effective date of this Plan is August 28, 1996; provided that, if the Plan is not approved by the shareholders of the Corporation in accordance with the terms hereof within twelve (12) months after the date of adoption by the Committee, the Plan and any options granted thereunder shall terminate and become null and void. The Plan shall continue in effect until August 28, 2006, unless sooner terminated in accordance with the terms hereof.

         8. STOCK RESERVE. The Corporation shall at all times during the term of this Plan reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Corporation in connection with the exercise of options granted hereunder.

         9. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Corporation entitled to vote thereon within twelve (12) months after the date the Plan is adopted.

         10. AMENDMENT AND TERMINATION OF THE PLAN. The Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that, the following revisions or amendments shall require approval of the Corporation's shareholders: (i) any increase in the number of shares subject to the Plan, other than in connection with a recapitalization, stock- split, reorganization or similar adjustment; (ii) any change in the designation of the class of persons eligible to be granted options; (iii) any material increase in the benefits accruing to participants under the Plan; or
(iv) any increase in the maximum number of shares with respect to which options may be granted to any employee. No amendment or termination or modification of the Plan shall in any manner affect any option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of shareholders or optionees.

         11. COMPLIANCE WITH RULE 16B-3. It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 (or any successor rule) in connection with any option granted to a person who is subject to Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act"). Accordingly, any provision of this Plan or any option agreement that does not comply with the requirements of Rule 16b-3 (or any successor rule) as then applicable to any such person shall be construed or deemed amended to the extent necessary to conform to such requirements, except that such automatic amendment shall not apply to any other participant in the Plan who is not (at the time of such application) subject to
Section 16 of the Exchange Act. Any action taken by the Committee pursuant to the Plan that does not comply with the requirements of Rule 16b-3 (or any successor rule) shall be null and void.

         12. OTHER TERMS. Any option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, or by legal counsel to the Corporation.

                                      PROXY

                         Annual Meeting of Shareholders
                       of World Fuel Services Corporation
                          To Be Held On August 18, 1997

         The undersigned hereby appoints Ralph R. Weiser and Jerrold Blair, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on July 10, 1996 by the undersigned at the Annual Meeting of Shareholders to be held on August 18, 1996, or any adjournment or postponement thereof.

                                   (Continued and to be Signed on Reverse Side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  -

         1.                Election of Directors:  [  ] FOR   [  ] WITHHOLD

                           Nominees:             Ralph R. Weiser
                                                 Jerrold Blair
                                                 Ralph R. Feuerring
                                                 John R. Benbow
                                                 Phillip S. Bradley
                                                 Myles Klein
                                                 Michael J. Kasbar
                                                 Paul H. Stebbins
                                                 Luis R. Tinoco

INSTRUCTION:               TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
                           NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME
                           IN THE LIST ABOVE.  IF AUTHORITY IS NOT SO
                           WITHHELD, THE PROXY WILL BE VOTED TO ELECT ALL
                           NOMINEES.

         2. Amend Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock
                           [ ] FOR [ ] AGAINST [ ] ABSTAIN

         3.                Increase Number of Shares Reserved Under
                           1993 Non-Employee Directors Stock Option Plan
                           [ ] FOR [ ] AGAINST [ ] ABSTAIN

         4.                Adopt the 1996 Employee Stock Option Plan
                           [ ] FOR [ ] AGAINST [ ] ABSTAIN

         5. In their discretion, the Proxies are authorized to vote upon any other matter coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE ____________ DATE ______ SIGNATURE ___________ DATE ________

NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in names of two or more persons all should sign.